SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2005
STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-19450 (Commission file number)	25-1655321 (IRS Employer Identification No.)

20810 Fernbush Lane Houston, Texas (Address of principal executive offices)	77073 (Zip code)
(281) 821-9091
(Registrant’s telephone number, including area code)
2751 Centerville Road Suite 3131
Wilmington, Delaware 19803
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On August 11, 2005 Sterling Construction Company, Inc. issued a press release announcing second quarter results and confirms guidance. A copy of the press release is attached hereto as Exhibit 99.1.
In addition to the Company’s unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), management sometimes uses non-GAAP measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) that it believes are appropriate to enhance an overall understanding of the Company’s financial performance and future prospects. Non-GAAP measures, which are adjusted to exclude certain costs from the comparable GAAP measures of net income, are considered among the indicators management uses as a basis of evaluating financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2005	STERLING CONSTRUCTION COMPANY, INC.
	By:	/s/ Maarten D. Hemsley
Maarten D. Hemsley
Chief Financial Officer

INDEX TO EXHIBITS
99.1     STERLING CONSTRUCTION COMPANY, INC. ANNOUNCES SECOND QUARTER RESULTS AND CONFIRMS GUIDANCE